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Exhibit 10.7

SECOND AMENDMENT TO
AMENDED AND RESTATED SECOND LIEN FORBEARANCE AGREEMENT

        THIS SECOND AMENDMENT TO AMENDED AND RESTATED SECOND LIEN FORBEARANCE AGREEMENT (this "Amendment") is made and entered into as of May 14, 2008, by and among Prospect Medical Holdings, Inc. ("Holdings") and Prospect Medical Group, Inc. ("Prospect" and, collectively with Holdings, the "Borrowers" and each, individually, a "Borrower"), Bank of America, N.A., as Administrative Agent (in such capacity, the "Second Lien Administrative Agent") on behalf of itself and the other lenders party to the Credit Agreement defined below (the "Second Lien Lenders").

RECITALS

        WHEREAS, the Borrowers, the Second Lien Lenders and the Second Lien Administrative Agent have entered into that certain Second Lien Credit Agreement dated as of August 8, 2007 (as amended, restated, supplemented or otherwise modified, the "Second Lien Credit Agreement"), pursuant to which the Second Lien Lenders have agreed to make the Loans (such term, together with each other capitalized term used in this Amendment but not defined in this Amendment, shall be defined in accordance with the Second Lien Credit Agreement) and other extensions of credit, all upon the terms and conditions set forth in the Second Lien Credit Agreement;

        WHEREAS, as of the date hereof, certain Defaults and Events of Default exist under the Second Lien Credit Agreement and, which as a result of such Defaults and Events of Default, gave rise to the Second Lien Lenders and the Second Lien Administrative Agent having the right, among other things, to declare the commitment of each Second Lien Lender to make Loans to be terminated and to exercise any and all other remedies available to the Second Lien Lenders under the Second Lien Credit Agreement;

        WHEREAS, the Borrowers, the Second Lien Administrative Agent and the Second Lien Lenders entered into an Amended and Restated Forbearance Agreement on April 10, 2008 (as amended by a First Amendment to Amended and Restated Second Lien Forbearance Agreement, dated as of April 30, 2008, as further amended hereby, and as may be further amended, restated supplemented or otherwise modified, the "Forbearance Agreement") pursuant to which the Second Lien Lenders and the Second Lien Administrative Agent agreed to forbear from exercising such rights for a limited period of time provided that Borrowers satisfied certain conditions contained within such Forbearance Agreement;

        WHEREAS, the Borrowers have advised the Second Lien Administrative Agent that they need an additional day to provide final covenant calculations to the Second Lien Administrative Agent and the Second Lien Lenders, and, accordingly, the Borrowers have requested an extension to the Forbearance Period to finalize such calculations;

        WHEREAS, the Second Lien Lenders and the Second Lien Administrative Agent are willing to grant such request on the terms and conditions set forth in this Amendment;

        NOW, THEREFORE, in consideration of the foregoing, the parties agree as follows:

ARTICLE I

AMENDMENT TO THE FORBEARANCE AGREEMENT AND COVENANTS

        Section 1.1    Definitions.    All capitalized terms used and not defined herein shall have the meanings assigned thereto in the Credit Agreement and/or the Forbearance Agreement, as applicable.

        Section 1.2    Amendment.    The first paragraph of Section 1.4 of the Forbearance Agreement is hereby amended by replacing the date "May 14, 2008" with "May 15, 2008" in such section.

ARTICLE II

CONDITIONS TO EFFECTIVENESS

        Section 2.1    Conditions Precedent.    This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions:

          (a)   the Second Lien Administrative Agent shall have received duly executed counterparts of this Amendment from each of the Borrowers, the Guarantors and written confirmation of agreement to the terms hereof by the Required Lenders; and

          (b)   the First Lien Administrative Agent and the First Lien Lenders shall have consented in writing to this Amendment.

          (c)   the First Lien Administrative Agent and the First Lien Lenders shall have entered into an amendment, which shall be substantially similar to this Amendment, with the Borrowers on terms satisfactory to the Second Lien Administrative Agent and the Second Lien Lenders.

ARTICLE III

MISCELLANEOUS

        Section 3.1    Representations and Warranties.    Each Loan Party hereby represents and warrants to the Second Lien Administrative Agent and the Second Lien Lenders that (a) each Loan Party has the legal power and authority to execute and deliver this Amendment; (b) the officers of each Loan Party executing this Amendment have been duly authorized to execute and deliver the same and bind each Loan Party with respect to the provisions hereof; (c) the execution and delivery hereof by each Loan Party and the performance and observance by each Loan Party of the provisions hereof do not violate or conflict with any organizational document of any Loan Party or any law applicable to any Loan Party or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against any Loan Party; (d) except with respect to the Existing Events of Default, no Default or Event of Default exists under the Second Lien Credit Agreement, nor will any occur immediately after the execution and delivery of this Amendment or by the performance or observance of any provision hereof; (e) no Loan Party is aware of any claim or offset against, or defense or counterclaim to, any Loan Party's obligations or liabilities under the Second Lien Credit Agreement or any other Loan Document; (f) this Amendment and each document executed by each Loan Party in connection herewith constitute valid and binding obligations of the applicable Loan Party in every respect, enforceable in accordance with their terms; and (g) no Loan Party has received a notice of default of any kind from any material account debtor or any counterparty to a Material Contract and no material account debtor or counterparty to a Material Contract has asserted any right of set-off, deduction or counterclaim with respect to any account or such Material Contract, respectively.

        Section 3.2    Release.    Each Loan Party hereby waives and releases the Second Lien Administrative Agent and the Second Lien Lenders and their respective directors, officers, employees, agents, attorneys, affiliates and subsidiaries (each a "Releasee") from any and all claims, offsets, defenses and counterclaims, known and unknown, that any Loan Party may have as of the date of this Amendment based upon, relating to, or arising out of the Obligations and related transactions in any way. Each Loan Party intends the foregoing release to cover, encompass, release and extinguish, among other things, all claims and matters that might otherwise be reserved by California Civil Code Section 1542, which provides as follows:

    "A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor."

Notwithstanding the foregoing, this Section 3.2 shall not constitute a release of the obligations of the Second Lien Administrative Agent or any Second Lien Lender under the Loan Documents, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

        Section 3.3    Covenant Not to Sue.    Each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any claim released, remised and discharged by such Loan Party pursuant to Section 3.2 above. If any Loan Party or any of its successors, assigns or other legal representations violates the foregoing covenant, such Loan Party, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys' fees and costs incurred by any Releasee as a result of such violation.

        Section 3.4    Loan Documents Unaffected.    Except as otherwise specifically provided herein, all provisions of the Second Lien Credit Agreement (including without limitation, Section 10.07 thereof) and the other Loan Documents (including, without limitation, the Forbearance Agreement and the Intercreditor Agreement) shall remain in full force and effect and be unaffected hereby. The parties hereto acknowledge and agree that this Amendment constitutes a "Loan Document" under the terms of the Second Lien Credit Agreement.

        Section 3.5    Guarantor Acknowledgement.    Each Guarantor, by signing this Amendment:

          (a)   consents and agrees to and acknowledges the terms of this Amendment;

          (b)   acknowledges and agrees that all of the Loan Documents to which such Guarantor is a party or otherwise bound shall continue in full force and effect and that all of such Guarantor's obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Amendment;

          (c)   represents and warrants to the Second Lien Administrative Agent and the Second Lien Lenders that all representations and warranties made by such Guarantor and contained in this Amendment or any other Loan Document to which it is a party are true and correct in all material respects (other than such representations and warranties that are untrue or otherwise inaccurate solely and directly as a result of the Existing Events of Default) on and as of the date of this Amendment to the same extent as though made on and as of such date, except to the extent that any thereof expressly relate to an earlier date; and

          (d)   acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Second Lien Credit Agreement or any other Loan Document to which such Guarantor is a party to consent to the terms of this Amendment and (ii) nothing in the Second Lien Credit Agreement, this Amendment, the Forbearance Agreement or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments or modifications to the Second Lien Credit Agreement.

        Section 3.6    No Other Promises or Inducements.    There are no promises or inducements that have been made to any party hereto to cause such party to enter into this Amendment other than those that are set forth in this Amendment. This Amendment has been entered into by each Borrower and each Guarantor freely, voluntarily, with full knowledge, and without duress, and, in executing this Amendment, neither any Borrower nor any Guarantor is relying on any other representations, either written or oral, express or implied, made to any Borrower or any Guarantor by the Second Lien Administrative Agent. Each Borrower and each Guarantor agrees that the consideration received by the Borrowers under this Amendment has been actual and adequate.

        Section 3.7    No Course of Dealing.    Each Loan Party acknowledges and agrees that, (a) this Amendment is not intended to, nor shall it, establish any course of dealing between the Loan Parties, the Second Lien Administrative Agent and the Second Lien Lenders that is inconsistent with the express terms of the Second Lien Credit Agreement, the Forbearance Agreement, or any other Loan Document, (b) notwithstanding any course of dealing between the Loan Parties, the Second Lien Administrative Agent and the Second Lien Lenders prior to the date hereof, except as set forth herein, the Second Lien Lenders shall not be obligated to make any Loan, except in accordance with the terms and conditions of this Amendment and the Second Lien Credit Agreement, and (c) except with respect to the limited forbearance granted in the Forbearance Agreement specifically relating to the Existing Events of Default, neither the Second Lien Administrative Agent nor any Second Lien Lender shall be under any obligation to forbear from exercising any of its rights or remedies upon the occurrence of any Default or Event of Default. Nothing herein modifies the agreements among the Second Lien Administrative Agent and the Second Lien Lenders with respect to the exercise of their respective rights and remedies under the terms of the Second Lien Credit Agreement.

        Section 3.8    No Waiver.    Each Loan Party acknowledges and agrees that (a) except as expressly provided herein, this Amendment shall not operate as a waiver of any right, power or remedy of the Second Lien Administrative Agent or the Second Lien Lenders under the Second Lien Credit Agreement or any Loan Document, nor shall it constitute a continuing waiver at any time, (b) the Second Lien Lenders shall not have any obligation to extend the term of the Forbearance Period, (c) nothing herein shall be deemed to constitute a waiver of any Default or Event of Default, including the Existing Events of Default, and, except as expressly provided herein, nothing herein shall in any way prejudice the rights and remedies of the Second Lien Administrative Agent or the Second Lien Lenders under the Second Lien Credit Agreement, any Loan Document or applicable law. In addition, the Second Lien Administrative Agent shall have the right to waive any condition or conditions set forth in this Amendment, the Second Lien Credit Agreement or any Loan Document, in its sole discretion, and any such waiver shall not prejudice, waive or reduce any other right or remedy that the Second Lien Administrative Agent may have against any Loan Party.

        Section 3.9    Survival.    All representations, warranties, covenants, agreements, releases and waivers made by or on behalf of any Loan Party under this Amendment shall survive and continue after the expiration or termination of the Forbearance Period.

        Section 3.10    No Waiver of Rights.    No waiver shall be deemed to be made by any party hereunder of any of its rights hereunder unless the same shall be in writing signed on behalf of such party.

        Section 3.11    Governing Law.    THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

        Section 3.12    Entire Agreement.    This Amendment sets forth the entire agreement and understanding among the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements, and undertakings of every kind and nature among them with respect to the subject matter hereof.

        Section 3.13    Counterparts.    This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts and by facsimile signature, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

        Section 3.14    Severability Of Provisions; Captions; Attachments.    Wherever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Amendment. Each schedule or exhibit attached to this Amendment shall be incorporated herein and shall be deemed to be a part hereof.

        Section 3.15    JURY TRIAL WAIVER.    EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM, OR ANY OF THEM, ARISING OUT OF, IN CONNECTION WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR ANY DOCUMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date referenced in the first paragraph of this Amendment.

[Signature Pages Follow]

PROSPECT MEDICAL HOLDINGS, INC.

By:
Name:
Title:

PROSPECT MEDICAL GROUP, INC.

By:
Name:
Title:

BANK OF AMERICA, N.A in its capacity as Second Lien Administrative Agent and on behalf of the Second Lien Lenders under the Second Lien Credit Agreement

By:
Name:
Title:

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  Exhibit 10.7